FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Corporate Development & Investor Relations
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2017;
RAISES FULL-YEAR 2017 EARNINGS PER SHARE GUIDANCE AND
ANNOUNCES SHARE REPURCHASE PROGRAM

Business Update

▪	First quarter diluted earnings per share of $(0.41)

*	First quarter adjusted diluted earnings per share(1) of $(0.17)

▪	Second quarter earnings per share guidance

*	Diluted earnings per share between $0.61 and $0.66

*	Adjusted diluted earnings per share(2) between $0.67 and $0.72

▪	First half 2017 earnings per share guidance

*	Diluted earnings per share between $0.23 and $0.28

*	Adjusted diluted earnings per share(2) between $0.52 and $0.57

▪	Full-year 2017 earnings per share guidance

*	Diluted earnings per share increased to between $0.50 and $0.60

*	Adjusted diluted earnings per share(2) increased to between $0.94 and $1.04

▪	Share repurchase program for up to 1.5 million shares authorized by Board of Directors

▪	Westfalia integration and synergies on track; double-digit organic revenue growth in Europe-Africa segment

▪	Enhanced capital structure; 2017 interest cost reduction of $6.2 million before loss on extinguishment of debt

Troy, Michigan, May 3, 2017 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported first quarter 2017 financial results. The Company remains positive regarding its outlook and has increased earnings per share guidance for the full year 2017.
“During the first quarter, total Company revenue growth was over 39%, with double-digit organic growth in both our Europe-Africa and Asia-Pacific operations,” said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. “This revenue growth, coupled with lower-than-planned corporate costs, was more than offset by lower-than-expected performance in our Americas business. The slow start to the year in the Americas was driven by several factors, including overall market conditions with softness in GDP growth and lower retail sales. The first quarter also saw a shift in the timing of customer orders into the second quarter of this year, with this shift partially attributable to the ramp up of our new ERP system in the Americas. Importantly, Horizon Americas entered the second quarter with significant customer orders ready for delivery.
“We remain on track with our Company’s performance expectations for the first half of the year. The overall integration of the Westfalia business is progressing as planned, and we are confident we will achieve synergy benefits during the year of approximately €9 million. We are seeing financial and commercial benefits as the industry leader in the European towing and trailering market beyond the planned synergies from the integration.

“We continue to drive progress on our key financial priorities - expanding our operating margin, improving our capital structure and organically growing the business to extract maximum value for our shareholders. Our confidence in our business remains strong, as evidenced by today’s announcement of the Company’s share repurchase program and the increase in our full-year earnings per share guidance.”

2017 First Quarter Segment Highlights
Horizon Global reports results for three reportable segments based on geography. These segments include: Horizon Americas, Horizon Europe-Africa, and Horizon Asia-Pacific.
Horizon Americas. Net sales decreased 11.6 percent, driven by several factors, including a shift in customer orders from the first quarter into the second quarter and the impact of the new ERP system on order processing in North America. Operating profit decreased $4.9 million to $5.2 million, or 5.3 percent of net sales, attributable, in part, to lower sales volumes and an unfavorable product sales mix.
Horizon Europe-Africa. Net sales increased by $65.8 million, driven by the acquisition of Westfalia and strong growth in the OE channel, both in new and existing programs, which resulted in double-digit organic growth. Operating profit decreased $0.7 million to $(0.4) million, or 0.4 percent of net sales, as a result of higher severance and restructuring costs associated with the integration of Westfalia. Adjusted operating profit(3) increased to $1.6 million, or 2.0 percent of net sales.
Horizon Asia-Pacific. Net sales increased 18.1 percent, or 13.5 percent on a constant currency basis(4), driven by a new customer in the industrial channel and strong growth in the OE channel. Operating profit increased $0.8 million to $3.1 million, or 11.4 percent of net sales, on increased sales volumes. This 160 basis point improvement resulted from productivity initiatives and lower input costs driven by a stronger Australian dollar.

Share Repurchase Program
In April, the Horizon Global Board of Directors authorized a share repurchase program. Under the program, Horizon Global may repurchase up to 1.5 million shares of the Company’s common stock in amounts and at prices as the Company deems appropriate, on the open market or through privately negotiated transactions, depending on market conditions and subject to other factors.
Commented Zeffiro, “We strongly believe that our growth prospects and long-term strategy are not reflected in the Company’s current share price. This share repurchase program offers us the flexibility to enhance shareholder value through opportunistic repurchases of our common stock and demonstrates our steadfast confidence in the strength of our business and our team’s ability to execute against our strategic plan.”

Outlook
“We are raising our full-year earnings per share guidance,” said Zeffiro. “We are committed to drive growth across our multiple geographies, confident in our global team’s ability to execute against our plan and motivated by our desire to deliver value to our shareholders. We remain focused on margin improvement and our goal of achieving a 10.0 percent adjusted operating profit margin for the enterprise.”
For second quarter 2017, the Company expects:

▪	Revenues between $235 million to $245 million

▪	Diluted earnings per share between $0.61 and $0.66
*Adjusted diluted earnings per share(2) between $0.67 and $0.72

For full-year 2017, the Company expects:
▪Revenue growth of 30 to 35 percent; unchanged
▪Operating profit between $40 million and $46 million, up 370 to 410 basis points; unchanged

*	Adjusted operating profit(2) between $53 million and $59 million, up 60 to 100 basis points; unchanged
▪Operating cash between $40.0 million and $50.0 million; unchanged
▪Diluted earnings per share between $0.50 and $0.60; increased
*Adjusted diluted earnings per share(2) between $0.94 and $1.04; increased

Conference Call Details
Horizon Global will host a conference call regarding first quarter 2017 earnings on Thursday, May 4, 2017 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 1710291.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 1710291. The telephone replay will be available approximately two hours after the end of the call and continue through May 18, 2017.

About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company’s commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4300 employees in 64 facilities across 20 countries.
For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including the preliminary results for the year ended December 31, 2016 and expected synergies from the Westfalia acquisition. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the finalization of the Company’s results for the quarter and year ended December 31, 2016, including the completion of purchase accounting for the Westfalia transaction; the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company’s ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; the timing and amount of repurchases of the Company’s common stock, if any; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Appendix I details certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of net income under GAAP, but that management would consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
Excluding “Special Items”. Included in Appendix IV, “2017 Guidance Reconciliation,” this non-GAAP measure has been reconciled to the most comparable GAAP measure. “Special Items” detail certain costs, expenses, other charges, gains or income, that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities.

(3)
Please refer to “Company and Business Segment Financial Information,” which details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit excluding these Special Items to provide investors with a better understanding of the Company’s view of first quarter results as compared to prior periods.

(4)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,160	$50,240
Receivables, net	104,780	77,570
Inventories	155,920	146,020
Prepaid expenses and other current assets	13,540	12,160
Total current assets	304,400	285,990
Property and equipment, net	99,770	93,760
Goodwill	125,950	120,190
Other intangibles, net	84,660	86,720
Deferred income taxes	6,870	9,370
Other assets	15,630	17,340
Total assets	$637,280	$613,370
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$12,160	$22,900
Accounts payable	107,200	111,450
Accrued liabilities	59,910	63,780
Total current liabilities	179,270	198,130
Long-term debt	268,750	327,040
Deferred income taxes	26,890	25,730
Other long-term liabilities	30,110	30,410
Total liabilities	505,020	581,310
Commitments and contingent liabilities	—	—
Total Horizon Global shareholders' equity	132,860	32,360
Noncontrolling interest	(600)	(300)
Total shareholders' equity	132,260	32,060
Total liabilities and shareholders' equity	$637,280	$613,370

Horizon Global Corporation
Condensed Consolidated Statements of Income (Loss)
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2017	2016
Net sales	$203,280	$146,110
Cost of sales	(157,890)	(108,500)
Gross profit	45,390	37,610
Selling, general and administrative expenses	(46,120)	(29,690)
Net gain (loss) on dispositions of property and equipment	70	(110)
Operating profit (loss)	(660)	7,810
Other expense, net:
Interest expense	(5,890)	(4,270)
Loss on extinguishment of debt	(4,640)	—
Other expense, net	(550)	(610)
Other expense, net	(11,080)	(4,880)
Income (loss) before income tax benefit (expense)	(11,740)	2,930
Income tax benefit (expense)	1,580	(740)
Net income (loss)	(10,160)	2,190
Less: Net (loss) attributable to noncontrolling interest	(300)	—
Net income (loss) attributable to Horizon Global	$(9,860)	$2,190
Net income (loss) per share attributable to Horizon Global:
Basic	$(0.41)	$0.12
Diluted	$(0.41)	$0.12
Weighted average common shares outstanding:
Basic	23,839,944	18,095,101
Diluted	23,839,944	18,231,562

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$(10,160)	$2,190
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Net (gain) loss on dispositions of property and equipment	(70)	110
Depreciation	3,230	2,580
Amortization of intangible assets	2,570	1,790
Amortization of original issuance discount and debt issuance costs	1,390	460
Deferred income taxes	2,650	1,290
Loss on extinguishment of debt	4,640	—
Non-cash compensation expense	930	860
Increase in receivables	(23,720)	(21,130)
(Increase) decrease in inventories	(8,200)	5,120
Increase in prepaid expenses and other assets	(670)	(2,140)
Decrease in accounts payable and accrued liabilities	(12,920)	(14,770)
Other, net	210	60
Net cash used for operating activities	(40,120)	(23,580)
Cash Flows from Investing Activities:
Capital expenditures	(7,510)	(3,420)
Net proceeds from disposition of property and equipment	110	140
Net cash used for investing activities	(7,400)	(3,280)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	340	23,400
Repayments of borrowings on credit facilities	(1,600)	(23,730)
Repayments of borrowings on Term B Loan	(183,850)	(2,500)
Proceeds from ABL Revolving Debt	51,800	51,700
Repayments of borrowings on ABL Revolving Debt	(31,800)	(26,700)
Proceeds from issuance of common stock, net of offering costs	79,920	—
Proceeds from issuance of Convertible Notes, net of issuance costs	120,940	—
Proceeds from issuance of Warrants, net of issuance costs	20,930	—
Payments on Convertible Note Hedges, inclusive of issuance costs	(29,680)	—
Other, net	(240)	(260)
Net cash provided by financing activities	26,760	21,910
Effect of exchange rate changes on cash	680	140
Cash and Cash Equivalents:
Decrease for the period	(20,080)	(4,810)
At beginning of period	50,240	23,520
At end of period	$30,160	$18,710
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,340	$3,740

Horizon Global Corporation
Condensed Consolidated Statements of Shareholders’ Equity
(Unaudited - dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Horizon Global Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at December 31, 2016	$210	$54,800	$(14,310)	$(8,340)	$32,360	$(300)	$32,060
Net loss	—	—	(9,860)	—	(9,860)	(300)	(10,160)
Other comprehensive income, net of tax	—	—	—	8,700	8,700	—	8,700
Issuance of common stock, net of issuance costs	40	79,880	—	—	79,920		79,920
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	—	(240)	—	—	(240)	—	(240)
Non-cash compensation expense	—	930	—	—	930	—	930
Issuance of Warrants, net of issuance costs	—	20,930	—	—	20,930	—	20,930
Initial equity component of the 2.75% Convertible Senior Notes due 2022, net of issuance costs and tax	—	19,670	—	—	19,670	—	19,670
Convertible Note Hedges, net of issuance costs and tax	—	(19,550)	—	—	(19,550)	—	(19,550)
Balance at March 31, 2017	$250	$156,420	$(24,170)	$360	$132,860	$(600)	$132,260

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

We evaluate certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of operating profit (loss) under GAAP, but that management would consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended March 31,
	2017	2016
Horizon Americas
Net sales	$97,830	$110,620
Operating profit	$5,160	$10,020
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$—	$710
Adjusted operating profit	$5,160	$10,730

Horizon Europe-Africa
Net sales	$78,540	$12,710
Operating profit (loss)	$(350)	$310
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$2,130	$10
Acquisition costs	$(190)	$—
Adjusted operating profit	$1,590	$320

Horizon Asia-Pacific
Net sales	$26,910	$22,780
Operating profit	$3,070	$2,230

Corporate Expenses
Operating loss	$(8,540)	$(4,750)
Special Items to consider in evaluating operating loss:
Acquisition costs	$2,330	$—
Adjusted operating loss	$(6,210)	$(4,750)

Total Company
Net sales	$203,280	$146,110
Operating profit (loss)	$(660)	$7,810
Total Special Items to consider in evaluating operating profit (loss)	$4,270	$720
Adjusted operating profit	$3,610	$8,530

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended March 31,
	2017	2016
Net income (loss) attributable to Horizon Global, as reported	$(9,860)	$2,190
Impact of Special Items to consider in evaluating quality of income (loss):
Severance and business restructuring costs	2,130	720
Acquisition costs	2,140	—
Loss on extinguishment of debt	4,640	—
Tax impact of Special Items	(3,110)	(130)
Adjusted net income (loss)	$(4,060)	$2,780

	Three months ended March 31,
	2017	2016
Diluted earnings (loss) per share attributable to Horizon Global, as reported	$(0.41)	$0.12
Impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	0.09	0.04
Acquisition costs	0.09	—
Loss on extinguishment of debt	0.19	—
Tax impact of Special Items	(0.13)	(0.01)
Adjusted earnings (loss) per share	$(0.17)	$0.15

Weighted-average shares outstanding, diluted, as reported	23,839,944	18,231,562

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three months ended March 31, 2017
	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated
Revenue growth as reported	(11.6)%	517.9%	18.1%	39.1%
Less: currency impact	0.4%	(5.1)%	4.6%	0.6%
Revenue growth at constant currency	(12.0)%	523.0%	13.5%	38.5%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

This appendix reconciles net income to “Consolidated Bank EBITDA” as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance.

		Less:	Add:
	Year Ended December 31, 2016	Three Months Ended March 31, 2016	Three Months Ended March 31, 2017	Twelve Months Ended March 31, 2017
Net income (loss) attributable to Horizon Global	$(12,360)	$2,190	$(9,860)	$(24,410)
Bank stipulated adjustments:
Interest expense, net (as defined)	20,080	4,270	5,890	21,700
Income tax expense (benefit)	(3,730)	740	(1,580)	(6,050)
Depreciation and amortization	18,220	4,370	5,800	19,650
Extraordinary charges	6,830	—	—	6,830
Non-cash compensation expense(a)	3,860	860	930	3,930
Other non-cash expenses or losses	16,460	310	180	16,330
Pro forma EBITDA of permitted acquisition	13,910	7,030	—	6,880
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	1,200	220	180	1,160
Debt extinguishment costs	—	—	4,640	4,640
Items limited to 25% of consolidated EBITDA:
Non-recurring expenses (b)	4,190	370	—	3,820
Acquisition integration costs (c)	4,290	—	4,270	8,560
Synergies related to permitted acquisition (d)	12,500	—	(1,640)	10,860
EBITDA limitation for non-recurring expenses (e)	(4,860)	—	(5,710)	(10,570)
Consolidated Bank EBITDA, as defined	$80,590	$20,360	$3,100	$63,330

	March 31, 2017
Total Consolidated Indebtedness (f)	$242,970
Consolidated Bank EBITDA, as defined	63,330
Actual leverage ratio	3.84	x
Covenant requirement	5.25	x
_________________________________

(a)	Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options.

(b)
Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $20 million in aggregate, commencing on or after January 1, 2015.

(c)	Under our credit agreement, costs and expenses related to the integration of the Westfalia Group acquisition, are not to exceed $10 million in any fiscal year and $30 million in aggregate.

(d)
Under our credit agreement, the add back for the amount of reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions, and other synergies cannot exceed $12.5 million for the Westfalia Group acquisition.

(e)	The amounts added to Consolidated Net Income pursuant to items in notes (b), (c), and (d) shall not exceed 25% of Consolidated EBITDA, excluding these items, for such period.

(f)
“Total Consolidated Indebtedness” refers to the sum of “long-term debt” and “current maturities, long-term debt”, excluding certain credit facilities as defined in our Credit Agreement less domestic cash of $5.2 million and 65% of foreign cash, or $16.3 million, as of March 31, 2017

Appendix IV

Horizon Global Corporation
2017 Guidance Reconciliation
(Unaudited - dollars in thousands, except per share amounts)

The Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, which exclude “Special Items,” that are included in the determination of operating profit and diluted earnings per share under GAAP. “Special Items” are certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, excluding these Special Items to help investors evaluate our operating performance and trend in our business consistent with how management evaluates such performance and trends. The following appendix reconciles the non-GAAP financial measures the Company provides guidance on to the most comparable GAAP measure.
Per share guidance provided below does not include any impact of the share repurchase program.
Full Year Guidance:

	Year ending on December 31, 2017				Year ended December 31, 2016
	Low End of Guidance		High End of Guidance
Revenue	$844,000		$876,400		$649,200
Operating Profit	40,000	4.7%	46,000	5.2%	6,300	1.0%
Estimated Special Items	13,000	1.5%	13,000	1.5%	30,860	4.8%
Adjusted Operating Profit	$53,000	6.3%	$59,000	6.7%	$37,160	5.7%
Basis Point Improvement		60 bps		100 bps

	Year ending on December 31, 2017
	Low End of Guidance	High End of Guidance
Diluted EPS	$0.50	$0.60
Impact of Special Items (including tax impact)	0.44	0.44
Adjusted Diluted EPS	$0.94	$1.04

Estimated Diluted Weighted Average Common Shares Outstanding	25,700,000	25,700,000

Second Quarter 2017 Guidance:

	Three months ending on June 30, 2017
	Low End of Guidance	High End of Guidance
Diluted EPS	$0.61	$0.66
Impact of Special Items (including tax impact)	0.06	0.06
Adjusted Diluted EPS	$0.67	$0.72

Estimated Diluted Weighted Average Common Shares Outstanding	26,000,000	26,000,000

First Half 2017 Guidance:

	Six months ending on June 30, 2017
	Low End of Guidance	High End of Guidance
Diluted EPS	$0.23	$0.28
Impact of Special Items (including tax impact)	0.29	0.29
Adjusted Diluted EPS	$0.52	$0.57

Estimated Diluted Weighted Average Common Shares Outstanding	25,200,000	25,200,000